Exhibit 10.2

Notice of Grant of Stock Options and Option Agreement	Commerce Bancshares, Inc. ID: 43-0889454 P.O. Box 419248 1000 Walnut, 7th Floor Kansas City, MO 64179-0010

«First Name» «Last Name»	Option Number:
«Street Address»	Plan:
ID: «Social security number»

      Effective                     , under the Commerce Bancshares, Inc. (the “Company”)                      Incentive Stock Option Plan (the “Plan”), you have been granted a Non-Qualified Stock Option to buy                      shares of Company $5.00 par value Common Stock (“Common Stock”) at            per share, which is the closing price on the grant date.
      The total option price of the shares granted is                     .
      Shares will become vested and subject to exercise, in whole or in part, on the dates shown below:

Shares	Vest Type	Full Vest	Expiration

On Vest Date
On Vest Date
On Vest Date
On Vest Date
      You should be aware that if you do not exercise this option by the expiration date noted above, it will automatically be cancelled.
      The Plan provides for adjustment to the number of shares and the option price in certain circumstances such as stock splits and/or stock dividends.
      This option may be exercised by providing written notice to the Kansas City Corporate Finance offices of the Company stating the number of shares to be exercised. An exercise form is available to be used to provide such notice. This notice shall be accompanied with payment in full for the shares being purchased either in cash, check, by delivering Common Stock of the Company already owned by you or any combination thereof. A borrowing arrangement is also available to pay for the shares.
      Any Common Stock of the Company delivered as all or part of the payment for the options shall be valued as of the closing price as reported by the Automated Quotation System of the National Association of Securities Dealers on the date of the exercise. No shares from the option exercise shall be issued or delivered until full payment has been made and compliance with all applicable laws and regulations has been met.
      Also, since the difference between the option price and the fair market value of the option shares on the date of exercise constitutes compensation to you, which is subject to federal, state, local (where applicable), and Social Security taxes, you must make arrangements with the Company for the payment or withholding of these taxes at the time of exercise. You may direct the Company to withhold from the exercise whole shares of Common Stock that are equal in value to the income tax owed, with any remainder to be paid in cash. The value of the shares shall be determined in the same manner as provided above.
      The granting of this option does not give you any rights as a shareholder until this option has been exercised and shares of Common Stock have purchased under this plan.
      This option shall terminate immediately upon your voluntary termination of employment (other than retirement) or if you are terminated due to dishonesty, theft, felonious acts (whether or not such act was committed in the course of employment), embezzlement from the Company, or willful violation of any rules of the Company pertaining to your conduct.

      If you die while still in the employ of the Company or any of its subsidiaries, your legal representative will have up to twelve (12) months from the date of death to exercise the vested portion of this option. If you retire from the Company pursuant to a pension or retirement plan of the Company or a subsidiary, you will have up to thirty-six (36) months to exercise the vested portion of this option from the date of your retirement. If you become permanently disabled as determined under the Plan and can no longer work at the Company, you will have up to twelve (12) months to exercise the vested portion of this option. If you have already retired from the Company or have terminated employment due to disability, should you die, your legal representative will have up to twelve (12) months from date of death or disability to exercise the vested portion of this option. Should you cease to be employed by the Company for any other reason than mentioned above, you will have up to three (3) months from your termination date to exercise the vested portion of this option. For purposes of this section, the vested portion of this option is measured at the date of your termination or retirement from the Company or death or disability. In no event shall the periods for exercise provided in this paragraph create any right to exercise this option beyond the date of expiration of the option.

      By your signature and the Company’s signature below, you and the Company agree that this option is granted under and governed by the terms and conditions of the Plan as amended and the Option Agreement.

Commerce Bancshares, Inc.	Date

Grantee	Date